UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 6, 2017

Lattice Semiconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

111 SW Fifth Ave, Ste 700

Portland, Oregon 97204

(Address of principal executive offices) (Zip Code)

(503) 268-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

This Current Report on Form 8-K is being filed in connection with the Agreement and Plan of Merger, dated November 3, 2016, by and among Lattice Semiconductor Corporation (“Lattice”), Canyon Bridge Acquisition Company, Inc., and Canyon Bridge Merger Sub, Inc. (the “Merger Agreement”). The definitive proxy statement in connection with the Merger Agreement was filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2017. Lattice is filing this Form 8-K to supplement certain disclosure in the proxy statement.

SUPPLEMENT TO PROXY STATEMENT

This supplemental information should be read in conjunction with the definitive proxy statement, which should be read in its entirety, including the cautionary notes regarding the risks and limitations associated with relying on prospective financial information set forth under “Certain Prospective Financial Data.”

The inclusion in this supplement to the proxy statement of certain additional prospective financial information should not be regarded as an indication that any of Lattice, Canyon Bridge or their respective affiliates, officers, directors or other representatives, or any recipient of this information, considered or now considers the prospective financial information to be material or to be a reliable predictor of actual future results, and the prospective financial information should not be relied upon as a reliable predictor of future results.

Any defined terms used but not defined in this supplement to the proxy statement will have the meanings set forth in the proxy statement.

Legal Proceedings Regarding the Merger

The disclosure under the heading “The Merger — Legal Proceedings Regarding the Merger” is hereby amended and supplemented by adding the following paragraph to the end of that disclosure on page 95 of the proxy statement:

On January 27, 2017, an alleged stockholder of Lattice filed a putative class action captioned Sellers v. Lattice Semiconductor Corp., Case Number 1:17-cv-00081, in the United States District Court for the District of Delaware (the “Delaware Federal Action”). The defendants in the action are Lattice and the members of Lattice’s board of directors. The complaint alleges that the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder by failing to disclose all material facts concerning the Merger in the proxy statement filed on January 27, 2017. The complaint seeks an order: enjoining defendants from consummating the proposed transaction pending disclosure of additional information, or, if the proposed transaction is consummated, an order rescinding it and awarding rescissory damages; directing defendants to account for damages allegedly suffered by plaintiff and the putative class; awarding plaintiff the costs of the action, including reasonable attorneys’ and experts’ fees; and granting such other and further relief as the court may deem proper. On January 30, 2017, the plaintiff in the Delaware Federal Action filed a motion for a preliminary injunction seeking to enjoin the shareholder vote on the proposed transaction until defendants disclose additional information regarding the transaction. Lattice denies the allegations in the Delaware Federal Action, believes that the proxy statement disclosed all material information, and denies that any supplemental disclosure is necessary.

Background of the Merger

The disclosure under the heading “The Merger — Background of the Merger” is hereby amended and supplemented by adding the following sentences to the end of that disclosure on page 58 of the proxy statement:

As described above under “The Merger — Background of the Merger,” an individual named Mr. Abid Ahmad served as an advisor to Lattice in connection with its exploration of strategic transactions and business development activities. The agreement between Lattice and Mr. Ahmad provides for a monthly fee and reimbursement of reasonable out-of-pocket expenses of Mr. Ahmad, but it does not provide for any success fee or other payment contingent upon the proposed Merger with Canyon Bridge. Mr. Ahmad has not received any fees from, and has no agreement or understanding with, or ownership interest in, any of the companies with which the Company engaged in negotiations as described under “The Merger — Background of the Merger.”

Also as described under “The Merger — Background of the Merger,” in conjunction with Lattice’s discussions with certain companies with respect to a potential strategic transaction, Lattice entered into non-disclosure agreements, each of which contained a standstill provision lasting either 6 months or 12 months. Lattice requested a 12-month standstill from each of these companies, but the agreed-upon term of the standstill provision was determined based upon negotiation. The non-disclosure agreements contained a provision prohibiting the other party from publicly requesting that Lattice waive the standstill, but did not prohibit the other party from privately contacting Lattice to request that Lattice waive the standstill. All the standstill provisions were released upon the public announcement of the Merger Agreement.

Certain Prospective Financial Data

The disclosure under the heading “The Merger — Certain Prospective Financial Data” is hereby amended and supplemented by adding the following sentences to the end of that disclosure on page 66 of the proxy statement:

As described in the proxy statement under “The Merger — Certain Prospective Financial Data,” Morgan Stanley’s discounted cash flow analysis and the projected free cash flow information used in its discounted cash flow analysis were based upon projections furnished by Lattice management for the years 2016 through 2018 and on extrapolations by Morgan Stanley approved for use by Lattice management for the years 2019 through 2023, except the projections for depreciation and amortization, stock-based compensation and changes in net working capital, which were based on projections furnished by Lattice management for the year 2016 and on extrapolations by Morgan Stanley approved for use by Lattice management for the years 2017 through 2023.

Although the Board considered Lattice management’s projections for gross margin, operating expense and earnings per share for the years 2016 through 2018, and this information is therefore included in the proxy statement, extrapolated financial information for the periods 2019 through 2023 was prepared by Morgan Stanley and approved for use by Lattice management only for operating margin and the other line items where such information was necessary to calculate projected free cash flows, and no extrapolated information with respect to gross margin, operating expense, or earnings per share for the years 2019 through 2023 was prepared or furnished to the Board or any other party.

The prospective financial data set forth under “The Merger — Certain Prospective Financial Data” contains a reconciliation of certain prospective non-GAAP financial information to the closest GAAP equivalent for the years 2016 through 2018, for which Lattice management furnished projections. The chart below provides a reconciliation of certain extrapolated non-GAAP financial information for the years 2019 through 2023 to an extrapolation of the most comparable GAAP measure. The projections prepared by Lattice management included only the years 2016 through 2018, and the extrapolated information for the most comparable GAAP measure presented below is based solely upon a mechanical extrapolation of the projections prepared by Lattice for 2016 through 2018, and does not represent a bottom-up projection for the years 2019 through 2023. The extrapolated information for the most comparable GAAP measure presented below was not prepared for or furnished to the Board or any other party, was not prepared or used by Morgan Stanley in its discounted cash flow analysis, is indicative only and should not be taken as a reliable indicator of actual future performance.

	Reconciliation of Non-GAAP Measures to Closest Comparable GAAP Measure (in millions)
	CY2019E	CY2020E	CY2021	CY2022E	CY2023E	Terminal
Upside Case

Projected EBITDA	$154	$161	$168	$173	$178	$181
GAAP net (loss) income	44	50	64	75	79	41

Projected EBIT	130	138	145	151	157	160
GAAP operating income	76	83	89	95	100	103

Projected Taxes	8	8	8	8	8	51
GAAP tax expense	11	12	15	15	16	56

Downside Case

Projected EBITDA	139	146	152	157	161	165
GAAP net (loss) income	33	39	53	62	66	33

Projected EBIT	118	125	131	137	142	145
GAAP operating income	64	70	75	81	85	88

Projected Taxes	8	8	8	8	8	51
GAAP tax expense	10	10	12	14	15	51

Lattice management uses and publicly discloses certain of the non-GAAP financial measures for which prospective financial information has been provided above, as described in the Company’s Quarterly Report on Form 10-Q filed on November 10, 2016 and other filings with the SEC, however, the prospective non-GAAP financial information is being provided solely because investors may find it useful to understand how free cash flows were estimated for purposes of the discounted cash flow analysis conducted by Morgan Stanley, and it is not intended to replace any comparable GAAP measure.

Forward-Looking Statements

Certain statements made herein, including, for example, the supplemental prospective financial information herein, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. These forward-looking statements reflect the current analysis of the management of the Company of existing information as of the date of these forward-looking statements and are subject to various risks and uncertainties, many of which are beyond our control, and are not guarantees of future results or achievements. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. As a result, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general; and the other risks and uncertainties described in the proxy statement, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC as described below. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, and our Quarterly Reports on Form 10-Q for the quarters ended April 2, 2016, July 2, 2016, and October 1, 2016. Our SEC filings are available publicly on the SEC’s website at www.sec.gov, on the Company’s website at ir.latticesemi.com or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com. Except to the extent required by applicable law, we disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed Merger, the Company has filed a proxy statement with the SEC. Additionally, the Company may file other relevant materials with the SEC in connection with the proposed Merger. The proxy statement has been sent to the stockholders of the Company and contains important information about the proposed Merger and related matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. The materials filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov or upon request from the Company’s Investor Relations Department at lscc@globalirpartners.com.

Participants in the Solicitation

The Company and its directors will, and certain other members of its management and its employees as well as Parent and Merger Sub and their directors and officers may, be deemed to be participants in the solicitation of proxies of Company stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, the Company’s proxy statement on Schedule 14A for its 2016 Annual Meeting of Stockholders, and the proxy statement and other relevant materials filed with the SEC in connection with the Merger. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Dated: February 6, 2017	By:	/s/ Byron W. Milstead
		Name:	Byron W. Milstead
		Title:	Corporate Vice President and General Counsel

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